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                                EXHIBIT 23.2
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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Paxson Communications Corporation of our report dated November 7, 1995 relating to the combined financial statements of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the year ended September 30, 1995, and our report dated December 2, 1994 relating to the financial statements of New Age Broadcasting, Inc. for the year ended September 30, 1994, which appear in such Prospectus. We also consent to the reference to us under the heading Experts in such Prospectus.

VOYNOW, BAYARD AND COMPANY

Ft. Lauderdale, Florida

March 26, 1996